SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                            FORM 8-K


                       CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                             May 23, 1997



                       OHSL FINANCIAL CORP.

       (Exact name of Registrant as specified in its Charter)


Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification
Number)


5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513) 574-3322


                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On May 23, 1997, the Registrant issued a press release reporting earnings for the three months ended March 31, 1997.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release, dated May 23, 1997.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      OHSL FINANCIAL CORP.



Date: May 30, 1997         By:/s/ Kenneth L. Hanauer
                                      Kenneth L. Hanauer
                                      President and Chief
                                      Executive Officer

EXHIBIT 99.1  Headline: OHSL FINANCIAL ANNOUNCES QUARTERLY DIVIDEND
          -------------------------------------------

Text:

Cincinnati, Ohio, May 23, 1997 - OHSL Financial Corp. (NASDAQ:
OHSL), the parent company of Oak Hills Savings and Loan Company, F.A., today announced that it will pay a quarterly cash dividend of $0.22 per share. This cash dividend, OHSL's sixteenth consecutive quarterly dividend, will be payable on July 15,1997 to shareholders of record on June 30, 1997.

According to Kenneth L. Hanauer, President and Chief Executive Officer of OHSL Financial Corp., "We are pleased to announce the continuation of our dividend program. Our $.22 quarterly cash dividend equates to a yield of 3.7%, which ranks well above that paid by our peers. Underscoring this strong dividend is our confidence in the Company's ability to grow both our revenue and our asset base, thereby providing our shareholders with competitive returns on their investment."

OHSL Financial Corp. is a single thrift holding company which owns 100% of the common stock of Oak Hills Savings and Loan Company, F.A. Oak Hills operates five full-service thrift locations in the western Cincinnati/Hamilton County, Ohio area.


Contact:  Kenneth L. Hanauer, CEO or Patrick J. Condren, CFO of
OHSL
          Financial Corp. At (513) 574-3322.